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                                                                   EXHIBIT 10.39

                AGREEMENT FOR THE SALE AND PURCHASE OF PALLADIUM

This Agreement, dated March 3, 2004, is made between:

Engelhard Corporation, a corporation organized under the laws of Delaware and with a place of business at 101 Wood Avenue, Iselin, NJ 08830 (the "Buyer"), and

Stillwater Mining Company, a corporation organized under the laws of Delaware and with a place of business at 536 East Pike Ave, Columbus, Montana 59019 (the "Seller").

Whereas the Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller Palladium Sponge and ingot under the terms and conditions set forth herein.

Now Therefore, the Buyer and Seller (hereinafter referred to individually as a "Party" and collectively as the "Parties") do hereby agree as follows:

SECTION 1. FORM AND PURITY.

The Parties agree that the palladium purchased and sold pursuant to this Agreement (the "Pd") shall be 99.95% pure palladium. At Seller's sole option, the Pd may be either in sponge form produced by Norilsk Nickel or a major producer acceptable to both Parties or in ingot form and, if in ingot form, shall be a brand that is recognized as Zurich good delivery.

SECTION 2. QUANTITY. [Confidential]

SECTION 3. PRICE. [Confidential]

SECTION 4. PAYMENT.

Buyer shall pay Seller for the Pd within two (2) business days after the Pd is delivered and the price is established. On such day, Buyer will pay Seller for the Pd delivered plus any applicable sales, use and transfer taxes. For example, payment would be due on the second business day of February for Pd priced in January and delivered on the last business day of January.

All payments shall be made by wire transfer of immediately available funds to Seller's account in accordance with the following wire transfer instructions.

         Wells Fargo Bank Montana, N.A.
         175 N. 27th Street
         Billings MT 59101
         [Confidential]
         [Confidential]
         [Confidential]

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If Buyer fails to pay for any Pd when payment is due, Seller may suspend future deliveries of Pd to Buyer until such time as full payment has been received by Seller. This right shall not be deemed to be an exclusive right or remedy.

SECTION 5. DELIVERY.

Seller shall deliver Pd to Buyer on the last business day of each month. Pd sponge shall be delivered DDP Buyer's Carteret, NJ vault. Pd ingot shall be credited to Buyer's account at Union Bank of Switzerland, Zurich, Switzerland.

SECTION 6. TITLE AND RISK OF LOSS.

Title and risk of loss to the Pd shall pass to Buyer upon delivery of the Pd at its Carteret, NJ vault or its designated Zurich account, as the case may be.

SECTION 7. TERM AND TERMINATION. [Confidential]

SECTION 8. QUALITY DISPUTES.

Any dispute as to the purity of the Pd shall be referred to and be determined by Ledoux and Company, and any determination so made shall be final and binding on the parties. The costs of such proceedings shall be borne by the party against whom the award is made. All defective Pd shall be returned to the Seller at the Seller's expense and Seller shall reimburse Buyer for any external transportation or handling costs incurred in connection with receiving the non-conforming Pd.

SECTION 9. WARRANTY; LIMITATION OF LIABILITY.

Seller warrants that the Pd supplied hereunder shall be of the quality set forth in Section 1 hereof. Other than those expressly stated in this agreement, seller makes no representations, guarantees or warranties, expressed or implied, of any kind. Without limiting the generality of the foregoing, seller expressly disclaims any warranty of merchantability, fitness, or suitability for a particular purpose or use notwithstanding any course of performance, usage of trade or lack thereof inconsistent with this section. Seller's sole liability for breach of warranty shall be limited to replacement of the nonconforming Pd with conforming Pd within ten (10) business days of notice from Buyer of nonconformity. Neither party shall be liable for any prospective or speculative profits or special, indirect, consequential, punitive or exemplary damages.

SECTION 10. FORCE MAJEURE.

No event of force majeure, including war, civil disturbance, strike, industrial dispute, lock out, fire, explosion, flood, storm, act of God, or governmental act will excuse failure or delay in the performance of any obligation to deliver any Pd unless Pd conforming to the applicable form and

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purity specifications is not available from metals dealers and not available on spot markets generally. Where an event of force majeure precludes delivery and no Pd conforming to the specification set forth in Section 1 hereof is so available from dealers or on spot markets, Seller shall inform Buyer that it has declared an event of force majeure and the probable duration of the event of force majeure, whereupon Seller's obligations and the time for performance will be extended for the duration of the period of force majeure. In the event that the period of force majeure extends beyond one (1) year, the party that did not declare force majeure shall have the option to terminate the contract, in which case Seller's obligation to deliver and Buyer's obligation to purchase Pd under this Agreement shall terminate.

SECTION 11. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the law of the State of New York and the United States without giving effect to principles of conflicts of law. The 1980 United Nations Convention on Contracts for the International Sale of Goods, to the extent it may be deemed to apply, shall not, pursuant to Article 6 thereof, apply to this Agreement or the transactions contemplated hereby.

SECTION 12. JURISDICTION.

Each of the parties submits to the jurisdictions of the courts of the State of New York and the United States of America, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims with respect to any such action or proceeding may be heard and determined by such courts and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other jurisdiction. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that may be required of any other parties with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address set forth at the end of this Agreement by registered or certified mail return receipt requested, postage prepaid. Nothing in this section shall affect the right of any party to serve legal process in any other manner provided by law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

SECTION 13. CONFIDENTIALITY.

Each Party will for the term of this Agreement and a period of ten years after the expiration or termination hereof keep confidential the terms of this Agreement pertaining to pricing, volume and term (the "Information"), except as disclosure may be required by exchange rule, governmental or judicial mandate or as otherwise legally required. Neither Party shall be under any obligation to treat as confidential any information which: (i) is now or hereafter becomes part of the public domain through no fault or involvement of that Party; or (ii) is received as a matter of right from a third party not subject to a confidentiality obligation to the other Party.

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SECTION 14. ENTIRE AGREEMENT.

This Agreement represents the complete agreement between the parties hereto and supersedes all prior or contemporaneous oral or written agreements of the parties to the extent they relate in any way to the subject matter hereof or thereof.

SECTION 15. RELATIONSHIP OF THE PARTIES.

Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them.

SECTION 16. NO IMPLIED COVENANTS.

There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

SECTION 17. BINDING EFFECT; NO ASSIGNMENT.

This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and may not be assigned by either party without the consent of the other party, which consent shall not be unreasonably withheld, except that no consent shall be required in respect of (i) any assignment of rights but not obligations hereunder in order to provide security in connection with any financing, expressly including, by way of example and not limitation, assignments of royalty, overriding royalties or net profits interests or production payments, or (b) any merger, consolidation or other reorganization or transfer by operation of law, or by purchase of the business of or substantially all of the assets of either party.

SECTION 18. AMENDMENT AND WAIVER.

Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing by the parties hereto. The failure by either party to demand strict performance and compliance with any part of this Agreement during the term of this Agreement shall not be deemed to be a waiver of the rights of such party under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

SECTION 19. SEVERABILITY.

If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other

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provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

STILLWATER MINING COMPANY                     ENGELHARD CORPORATION

By:    /s/ John R. Stark                      By:    /s/ Eric P. Martens
      ----------------------------------            -------------------------
Name:  John R. Stark                          Name:  Eric P. Martens
Title: Vice President, Corporate Counsel      Title: Group Vice President
                                                     Materials Services

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